Exhibit 99.1

News Release
For Immediate Release
ALASKA PACIFIC BANCSHARES, INC. REPORTS
FIRST QUARTER EARNINGS FOR 2012

JUNEAU, Alaska, May 14, 2012 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), today reported net income available to common shareholders of $97,000, or $0.13 per diluted common share, for the first quarter ended March 31, 2012, as compared to net income available to common shareholders of $67,000, or $0.09 per diluted common share for the first quarter of 2011.

“Everyone at the Bank is pleased with the progress we have made during the first quarter of 2012 and is looking forward to the remainder of the year.  Our mortgage department is fully staffed and you can see by the increase in first quarter performance that the lending team has done a great job in the mortgage area” stated Craig Dahl, President and CEO.   “During the first quarter of 2012 we had solid growth in the commercial business loan portfolio and are continuing to see a steady increase in residential construction and business activity over the past two years.  While we still have a higher than desired level of classified assets, which is attributable to the same small number of loans that are working through the process of collection or restructuring, “The Bank continues to have very low delinquency rate and we have continued to focus on our retail business.”

The provision for loan losses was $90,000 and $60,000 for the quarters ended March 31, 2012 and 2011, respectively.  The allowance for loan losses at March 31, 2012 was $1.9 million, representing 1.28% of total loans outstanding.  Total non-accrual loans were $2.6 million at both March 31, 2012 and December 31, 2011 and $624,000 at March 31, 2011.  In addition, the Bank’s real estate owned and repossessed assets were $754,000 at March 31, 2012 compared with $880,000 at December 31, 2011 and $1.2 million at March 31, 2011.  There was $36,000 in net loan charge offs for the quarter ended March 31, 2012 compared with $234,000 net loan charge offs for the quarter ended December 31, 2011 and net loan recoveries of $227,000 for the quarter ended March 31, 2011.

Net interest income was $1.9 million for both the first quarter of 2012 and for the first quarter of 2011.  Net interest margin on average interest-earning assets for the first quarter of 2012 was 4.93% compared with 5.04% in the first quarter of 2011.

Loans (excluding loans held for sale and before the allowance for loan losses) were $149.4 million at March 31, 2012, an increase of $1.6 million, or 1.1% from $147.8 million at December 31, 2011, and an increase of $5.4 million, or 3.8% from $144.0 million at March 31, 2011.  Deposits at March 31, 2012, were $140.6 million, a $6.6 million, or 4.5% decrease from $147.2 million at December 31, 2011, and a $1.3 million, or 0.9% decrease from $141.9 million at March 31, 2011.

Gain on sale of loans increased $60,000 to $110,000 for the first quarter of 2012 from $50,000 for first quarter of 2011 as a result of an increase in mortgage loans originated for sale.  Excluding mortgage banking income, noninterest income increased $11,000, or 3.8%, to $303,000 for the first quarter of 2012 compared with $292,000 for the first quarter 2011.

Noninterest expense for the first quarter of 2012 increased $46,000, or 2.4%, to $2.0 million from $1.9 million for the quarter ended December 31, 2011 and decreased $99,000, or 4.8%, from the quarter ended March 31, 2011.  The net increase in expense in the first quarter of 2012 compared to the fourth quarter of 2011 is attributable to higher compensation and benefit expense, and professional and consulting expense.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets in our loan portfolio, result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; adverse changes in the securities markets; results of examinations by our banking regulators including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses,  write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; the possibility that we will be unable to comply with the conditions imposed upon us in the Cease and Desist Orders entered into with the Office of Thrift Supervision that are now enforced by its successors the Office of the Comptroller of the Currency for the Bank and the Federal Reserve for the Company; computer systems on which we depend could fail or experience a security breach, or the implementation of new technologies may not be successful; our ability to retain key members of our senior management team; legislative or regulatory changes such as the Dodd-Frank Wall Street Reform and Consumer Protection Act that adversely affect our business including changes in regulatory policies and principles, and the interpretation of regulatory capital or other rules; the time it may take to lease excess space in Company-owned buildings; future legislative changes in the United States Department of Treasury Troubled Asset Relief Program Capital Purchase Program; and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31,

2011.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  We undertake no responsibility to update or revise any forward-looking statements.

Contact:	Julie M. Pierce		Craig E. Dahl
	Senior Vice President and CFO	or	President and CEO
	907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
First Quarter 2012
(dollars in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Condensed Statement of Income:
Interest income	$2,090	$2,142	$2,142
Interest expense	147	157	201
Net interest income	1,943	1,985	1,941
Provision for loan losses	90	60	60
Gain on sale of loans	110	69	50
Other noninterest income	303	174	292
Noninterest expense	1,979	1,933	2,078
Net income before income tax benefit	287	235	145
Provision for income tax	113	-	-
Net income	174	235	145
Preferred stock dividend and discount accretion
Preferred stock dividend	60	60	62
Preferred stock discount accretion	17	18	16
Net income available to common shareholders	$97	$157	$67

Income per common share:
Basic	$0.15	$0.24	$0.10
Diluted	$0.13	$0.22	$0.09

Performance Ratios:
Return on average equity	3.38%	4.60%	2.93%
Return on average assets	0.45	0.58	0.37
Yield on average interest-earning assets	5.31	5.53	5.56
Cost of average interest-bearing liabilities	0.51	0.53	0.68
Interest rate spread	4.80	5.00	4.88
Net interest margin on:
Average interest-earning assets	4.93	5.13	5.04
Average total assets	4.98	4.89	4.89
Efficiency ratio (a)	88.11	89.53	93.06

Average balances:
Loans	$149,000	$144,743	$143,884
Interest-earning assets	157,553	154,806	154,073
Assets	156,099	162,238	158,865
Interest-bearing deposits	112,809	116,369	114,155
Total deposits	141,673	148,977	142,985
Interest-bearing liabilities	116,060	119,369	119,003
Shareholders' equity	20,604	20,452	19,810

Weighted average common shares outstanding:
Basic	654,486	654,486	654,486
Diluted	720,915	714,862	723,849

	March 31, 2012	December 31, 2011	March 31, 2011
Balance sheet data:
Total assets	$166,881	$172,057	$167,561
Loans, before allowance	149,441	147,766	144,035
Loans held for sale	162	976	4,904
Investment securities available for sale	5,836	5,714	4,981
Total deposits	140,599	147,201	141,882
Federal Home Loan Bank advances	3,500	3,000	3,500
Shareholders' equity	20,666	20,542	19,843

Shares outstanding (b)	654,486	654,486	654,486

Book value per share	$24.27	$24.08	$23.01

Asset quality:
Allowance for loan losses	$1,919	$1,865	$1,870
Allowance as a percent of loans	1.28%	1.26%	1.30%
Nonaccrual loans	$2,607	$2,645	$624
Total nonperforming assets	3,361	3,525	1,813
Impaired loans	11,938	11,980	11,287
Estimated specific reserves for impairment	473	473	310
Net charge offs (recoveries) for quarter	36	234	(227)
Net charge offs (recoveries) YTD	36	91	(227)
Real estate owned and repossessed assets	754	880	1,189

(a)	Noninterest expense, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.

(b)	Excludes treasury stock.